Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Blue Bird Corporation
Macon, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-284017) and Form S-8 (No. 333-237102 and No. 333-204514) of Blue Bird Corporation (the "Company") of our reports dated November 24, 2025, relating to the consolidated financial statements and schedule, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Atlanta, Georgia

November 24, 2025